Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Registration Statement on Form S-1 of Ellie Mae, Inc. of our report on the audited financial statements of Mavent Holdings, Inc and Subsidiary dated March 8, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California

August 4, 2010